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[TLC VISION LOGO]                                                   EXHIBIT 99.1

NEWS RELEASE                             CONTACT:

FOR IMMEDIATE RELEASE                    Stephen Kilmer
                                Vice President, Investor Relations
                                         (905) 238-3904


TLCVISION ANNOUNCES CFO RETIREMENT AND SUCCESSION

JULY 14, 2004 - 16:15:10 ET

TORONTO, ONTARIO--(CCNMatthews - Jul 14, 2004) - TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), North America's premiere eye care services company, announced today the retirement of B. Charles (Chuck) Bono III as the company's chief financial officer. Mr. Bono had previously advised TLCVision senior management that he was contemplating early retirement so that the company could plan for an orderly succession.

Steven P. Rasche will be appointed as TLCVision's vice president of finance to succeed Mr. Bono as chief financial officer following the filing of the company's second quarter report on Form 10-Q in August 2004. Mr. Bono and Mr. Rasche will work closely together in the interim to assure a smooth and complete transition.

"Chuck was one of the early members of LaserVision's management team and has been a key member of the TLCVision executive team since the merger of TLC and LaserVision in May 2002," said Elias Vamvakas, chairman and chief executive officer of TLCVision. "He has contributed significantly to the successful integration and financial performance of the company and built an excellent finance team based in our St. Louis corporate office. He is a man of integrity and honor and has an extraordinary work ethic. He will be missed by us all," Mr. Vamvakas continued.

Mr. Rasche began his professional career in 1983 with Price Waterhouse, LLP (now PriceWaterhouseCoopers, LLP). He later joined United Van Lines, Inc. where he progressed through a variety of financial leadership roles. He joined Public Safety Equipment, Inc. in 1996 as chief financial officer, where he was a key member of the senior executive team that grew the company into a world leading manufacturer of speed detection, in-car video and warning systems. Under his financial leadership and strategic guidance, Public Safety's revenues grew by more than four-fold, and its operations expanded from its St. Louis base to that of a global enterprise with locations in the US, Europe and Australia.

A Certified Public Accountant, Mr. Rasche graduated cum laude with a Bachelors of Science degree in Accountancy from the University of Missouri-Columbia, and has a Master of Business Administration degree from the J.L. Kellogg Graduate School of Management at Northwestern


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University.

"We are very pleased to have attracted a financial professional of Steven Rasche's caliber to this key position. His extensive record of success in high growth and quick changing businesses, combined with his high comfort level in communicating with the investment community, will be a great asset for TLCVision going forward," commented Vamvakas.

About TLCVision

TLCVision is North America's premier eye care services company. Through its subsidiaries, the company focuses on three large eye care markets - refractive surgery (surface of the eye), cataract surgery (anterior of the eye) and the development of a potential dry AMD therapy (posterior of the eye). The key drivers of TLCVision's strategy are our affiliated network of thousands of eye doctors, proven corporate and consumer marketing and education programs, and access to state of the art clinical technologies. We are supported by a strong operations management culture and superior information technology. More information about the company can be found on the TLCVision web site at www.tlcv.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plans" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results or TLCVision's anticipated future results. See the Company's reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.

FOR FURTHER INFORMATION PLEASE CONTACT:
TLC VISION CORPORATION
STEPHEN KILMER
VICE PRESIDENT, INVESTOR RELATIONS
(905) 238-3904
WWW.TLCV.COM